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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                 INTRNTUSA, INC


                                   ARTICLE ONE

The name of the Corporation is INTRNTUSA, Inc.

                                   ARTICLE TWO

The period of duration of the Corporation is perpetual.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is to engage in the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is twenty million (20,000,000), of which (a) fifteen million (15,000,000) shares shall be designated as Common Stock, par value $.0l per share, and (b) five million (5,000,000) shares shall be designated as Preferred Stock, par value $.0l per share.

         The following is a statement of the designations, preferences, limitations, and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

                                  COMMON STOCK

         (1) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

         (2) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.



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         (3) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

                                 PREFERRED STOCK

         (4) Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations, and relative rights, including voting rights, of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, rights, preferences, and limitations may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

                  (a)      The designation of such series;

                  (b) The number of shares initially constituting such series;

                  (c) The rate or rates and the times at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall



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         be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof and the other terms and conditions, if any, applicable to dividends on shares of such series. The Board of Directors of the Corporation is hereby expressly empowered, subject to the limitations provided by law, to authorize the Corporation to pay share dividends on any class or series of capital stock of the Corporation (whether now or hereafter authorized) payable in shares of the same or any other class or series of capital stock of the Corporation (whether now or hereafter authorized) or any combination thereof;

                  (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property, or rights, including securities of the Corporation or another corporation;

                  (e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution, or winding up) in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution, or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation;

                  (f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share; provided, however, that the right to cumulate votes for the election of directors is expressly denied and prohibited;

                  (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

                  (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

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                  (i) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

                  (j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness, or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

                  (k) Any other preferences, limitations, and relative rights as shall not be inconsistent with the provisions of this Article Four or the limitations provided by law.

         (5) Except as otherwise required by law or in any resolution of the Board of Directors creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

                                  ARTICLE FIVE

         No holder of any shares of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation, (b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (c) any right of subscription to, any right to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (d) any other securities that may he issued or sold by the Corporation.

                                   ARTICLE SIX

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done, or property actually received.

                                  ARTICLE SEVEN

         Cumulative voting for the election of directors is expressly denied and prohibited.

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                                  ARTICLE EIGHT

         The Corporation shall have the power and authority to indemnify any person to the fullest extent permitted by law.

                                  ARTICLE NINE

         Any action of the Corporation which, under the provisions of the Texas Business Corporation Act or any other applicable law, is required to be authorized or approved by the holders of any specified fraction which is in excess of one-half or any specified percentage which is in excess of fifty percent of the outstanding shares (or of any class or series thereof) of the Corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon (or, if the holders of any class or series of the Corporation's shares shall be entitled by the Texas Business Corporation Act or any other applicable law to vote thereon separately as a class, by the vote of the holders of more than fifty percent of the outstanding shares of each such class or series). Without limiting the generality of the foregoing, the foregoing provisions of this Article Nine shall be applicable to any required shareholder authorization or approval of: (a) any amendment to these articles of incorporation; (b) any plan of merger, share exchange, or reorganization involving the Corporation; (c) any sale, lease, exchange, or other disposition of all, or substantially all, the property and assets of the Corporation; and (d) any voluntary dissolution of the Corporation.

         Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors of the Corporation at a meeting of shareholders at which a quorum is present.

         Except as otherwise provided in this Article Nine or as otherwise required by the Texas Business Corporation Act or other applicable law, with respect to any matter, the affirmative vote of the holders of a majority of the Corporation's shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

         Nothing contained in this Article Nine is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such approval is specifically required by the other provisions of these articles of incorporation, the bylaws of the Corporation, or by the Texas Business Corporation Act or other applicable law.

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                                   ARTICLE TEN

         The street address of the initial registered office of the Corporation is One Dallas Centre, 350 N. St. Paul, Suite 200, Dallas, Texas 75201, and the name of its initial registered agent at such address is Robert Maynard.

                                 ARTICLE ELEVEN

         The number of directors constituting the initial Board of Directors is one (1) and the name and address of each person who is to serve as director until the first annual meeting of shareholders and until such director's successor is elected and qualified or, if earlier, until such director's death, resignation, or removal as director, is as follows:


               NAME                                     ADDRESS
               ----                                     -------
          Robert J. Maynard                             One Dallas Centre
                                                        350 N. St. Paul
                                                        Suite 200
                                                        Dallas, Texas 75201

                                 ARTICLE TWELVE

         To the fullest extent permitted by applicable law, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director.

         Any repeal or amendment of this Article Twelve by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Twelve, a director shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act.

                                ARTICLE THIRTEEN

         Any action which may be taken, or which is required by law or the Articles of Incorporation or bylaws of the Corporation to be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

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                                ARTICLE FOURTEEN

         The name and address of the incorporator are as follows:


            NAME                                     ADDRESS
            ----                                     -------
      Jonathan B. Newton                             c/o Baker & McKenzie
                                                     4500 Trammell Crow Center
                                                     2001 Ross Avenue
                                                     Dallas, Texas 75201



         IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of July, 1995.


                                              /s/ Jonathan B. Newton
                                              -----------------------------
                                              Jonathan B. Newton



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